Exhibit 99.1

Contact:	Marc Panoff
Chief Financial Officer
(201) 592-6451
marcpanoff@neurologix.net

NEUROLOGIX ANNOUNCES THIRD QUARTER RESULTS

Fort Lee, New Jersey (November 9, 2007) ― Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the quarter and nine months ended September 30, 2007.

For the quarter ended September 30, 2007, the Company reported a net loss of $1.6 million, as compared with a net loss of $2.5 million for the quarter ended September 30, 2006.  The Company reported a net loss applicable to common stock for the quarter ended September 30, 2007, of $1.9 million, or $0.07 per diluted share, as compared with a net loss applicable to common stock of $2.8 million, or $0.10 per share, for the same period in 2006. The net loss applicable to common stock includes charges of $0.3 million, or $0.01 per diluted share for both of the quarters ended September 30, 2007 and 2006.  These charges are related to dividends in connection with the issuance of the Company’s Series C Preferred Stock.

For the nine months ended September 30, 2007, the Company reported a net loss of $5.0 million, as compared with a net loss of $5.6 million for the nine months ended September 30, 2006.  The Company reported a net loss applicable to common stock for the nine months ended September 30, 2007, of $5.9 million, or $0.22 per diluted share, as compared with a net loss applicable to common stock of $8.7 million, or $0.33 per diluted share, for the same period in 2006.  The net loss applicable to common stock includes charges of $0.9 million, or $0.03 per diluted share for the nine months ended September 30, 2007, and $3.0 million, or $0.11 per diluted share for the nine months ended September 30, 2006.  These charges are related to dividends and accretion of a beneficial conversion feature in connection with the Company’s Series C Preferred Stock.

The Company had cash, cash equivalents and short-term investments of approximately $6.3 million at September 30, 2007, which management believes will be sufficient to fund the Company’s operations through March 31, 2008. In order to continue as a going concern and continue the development and commercialization of current product candidates, the Company will need to raise additional funding through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. Although the Company is attempting to raise additional funds through a private placement of equity securities to certain existing stockholders and new investors, the Company has not received any binding commitments for such funds.

 “Financial performance for the quarter is in line with our expectations,” said John Mordock, President and Chief Executive Officer of Neurologix. “Subject to regulatory authorization, we are ready to begin a Phase 2 study of our gene therapy procedure for the treatment of Parkinson’s disease. We have the only non-dopamine centered gene therapy for Parkinson’s disease currently in development.  The results of our initial Phase 1 study with this approach demonstrated both an excellent safety profile and statistically significant improvements in clinical symptoms and brain metabolism in patients with advanced disease. We believe our gene transfer approach may further offer a gateway to other innovative therapies for a variety of central nervous system disorders, and we will begin a Phase 1 safety study in epilepsy as soon as we receive authorization from the FDA.”

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About Neurologix

Neurologix, Inc. (NRGX.OB) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and Central Nervous System (CNS). Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. Current company programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s chorea, all of which are large markets not adequately served by current therapeutic options.

Cautionary Statement Regarding Forward-looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact.  When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements.  These statements reflect the current view of the Company’s management with respect to future events.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues.  From inception through September 30, 2007, it incurred net losses and negative cash flows from operating activities of approximately $26.2 million and $20.3 million, respectively.  Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future.  Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future.  Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
At September 30, 2007, the Company had cash and cash equivalents of $6.3 million, which management believes will not be sufficient to fund the Company’s operations through September 30, 2008.  In order to continue as a going concern and in order to complete the development and commercialization of current product candidates, the Company will need to receive additional funding through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company’s control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology.  If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•
There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase I safety trial for the treatment of epilepsy.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements.  Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2006 Annual Report on Form 10-KSB.  Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.  Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

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NEUROLOGIX, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEET
(UNAUDITED)
(Amounts in thousands, except share and per share amounts)

September 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$6,327
Prepaid expenses and other current assets	336
Total current assets	6,663

Equipment, less accumulated depreciation of $409	255
Intangible assets, less accumulated amortization of $111	619
Other assets	8
Total Assets	$7,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$869
Total liabilities	869
Commitments and contingencies
Stockholders' equity:
Preferred stock; 5,000,000 shares authorized:
Series A - Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding with an aggregate liquidation
preference of $645	—
Series C - Convertible, $0.10 par value; 700,000 shares designated,
418,769 shares issued and outstanding with an aggregate liquidation
preference of $13,562,978	42
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 26,892,976 issued and
outstanding at September 30, 2007	27
Additional paid-in capital	35,390
Deficit accumulated during the development stage	(28,783)
Total stockholders' equity	6,676
Total Liabilities and Stockholders' Equity	$7,545

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NEUROLOGIX, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		For the period 2/12/99 (inception) through 9/30/07
	2007	2006	2007	2006
Operating expenses:
Research and development	$993	$1,263	$3,009	$2,792	$14,408
General and administrative expenses	681	1,395	2,287	3,141	12,398
Loss from operations	(1,674)	(2,658)	(5,296)	(5,933)	(26,806)

Other income (expense):
Dividend, interest and other income	84	164	299	292	1,055
Interest expense-related parties	-	-	-	(2)	(411)
Other income, net	84	164	299	290	644
Net loss	(1,590)	(2,494)	(4,997)	(5,643)	$(26,162)

Preferred stock dividends and charge for accretion of beneficial conversion rights	(317)	(277)	(907)	(3,048)
Net loss applicable to common stock	$(1,907)	$(2,771)	$(5,904)	$(8,691)

Net loss applicable to common stock per share, basic and diluted	$(0.07)	$(0.10)	$(0.22)	$(0.33)

Weighted average common shares outstanding, basic and diluted	26,819,719	26,542,924	26,653,939	26,542,924

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